Exhibit 99.1
INVESTOR PRESENTATION March 31, 2012 Tim Carter, Chief Executive Officer Deborah Wilkinson, Chief Financial Officer
History In 1956, Carswell Federal Credit Union was established in Fort Worth, Texas 1 location on base 2
History OmniAmerican Bancorp (OABC) traded on NASDAQ 15 locations $1.3 billion in assets 3
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Locations 5
Management Team Tim Carter President and CEO 28 years banking experience Terry Almon Sr. EVP-COO 22 years banking experience Deborah Wilkinson Sr. EVP-CFO 27 years banking experience Anne Holland Sr. EVP-CLO 19 years banking experience T.L. Arnold Sr. EVP-CCO 25 years banking experience 6
Strategic Plan Our Goal Grow organically through: Life-cycle marketing to our existing customer base Develop new commercial and lending relationships 7
Strategic Plan We accomplish this growth by focusing on: Cross-Selling Lending Services Customer Convenience 8
Balance Sheet Highlights 9
Investments 10
Loan Composition 11
Commercial Loans - 1Q 2012 Relationship by Type Relationship by Size Total Commercial Loans - $ 177.4 million 12
Mortgage Summary 13
Indirect Auto Summary Portfolio Statistics # of years in business: 20 years (since 1992) # of dealers - 92 # of Indirect loans outstanding - 11,474 New loans: 52% with average loan size of $30,787 Used loans: 48% with average loan size of $23,233 Average Interest Rate - 6.80% Average Credit Score - 725 14
Deposit Composition 15
Asset Quality 16
Asset Quality 17
Earnings History Net Income 18
Stock Repurchase Program First stock repurchase program (5% of outstanding shares) was completed at an average cost of $14.61 per share Second stock repurchase program (an additional 5% of outstanding shares) is currently in progress. 19
OABC Stock Performance 20
Forward Looking Statements This information contains forward-looking statements, which can be identified by the use of words such as "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect," "will," "may" and words of similar meaning. These forward-looking statements include, but are not limited to statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. 21
Thank You.